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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          J.P. MORGAN CHASE CAPITAL XI
       (Exact name of registrant as specified in its certificate of trust)

                    Delaware                               13-7304730
    (State of incorporation or organization)            (I.R.S. Employer
           c/o J.P. Morgan Chase & Co.                Identification No.)
                 270 Park Avenue
             New York,  New York                             10017
    (Address of principal executive offices)              (Zip Code)


                             J.P. MORGAN CHASE & CO.
   (Exact name of registrant as specified in its certificate of incorporation)

                    Delaware                               13-2624428
    (State of incorporation or organization)            (I.R.S. Employer
                 270 Park Avenue                      Identification No.)
             New York,  New York                             10017
    (Address of principal executive offices)              (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities Act registration statement file numbers to which this form relates:
333-68500 and 333-68500-04.

        Securities to be registered pursuant to Section 12(b) of the Act:

                                                Name of each exchange on which
  Title of each class to be so registered       each class is to be registered
----------------------------------------------  ------------------------------
J.P. Morgan Chase Capital XI 5.875% Capital         New York Stock Exchange
Securities, Series K (and the Guarantee by
J.P. Morgan Chase & Co. with respect thereto)

        Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                                (Title of Class)

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The 5.875 % Capital Securities, Series K (the "Capital Securities"), of J.P. Morgan Chase Capital XI, a statutory business trust created under the laws of Delaware ("Capital XI"), registered hereby, represent beneficial ownership interests in the assets of Capital XI and are guaranteed by J.P. Morgan Chase & Co., a Delaware corporation ("J.P. Morgan Chase"), to the extent set forth in the Guarantee between J.P. Morgan Chase and The Bank of New York, as Guarantee Trustee (the "Guarantee"), a form of which is incorporated herein by reference to Exhibit 4.8 to the Registration Statement on Form S-3 (the "Registration Statement") of J.P. Morgan Chase and Capital XI (File Nos. 333-68500 and 333-68500-02), filed with the Securities and Exchange Commission. The particular terms of the Capital Securities and the Guarantee are described in the prospectus, dated January 25, 2002, as supplemented by the prospectus supplement, dated June 6, 2003 (the "Prospectus"). Such Prospectus, as may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement or otherwise pursuant to Rule 424(b), is hereby incorporated by reference.



ITEM 2.   EXHIBITS.

  1. Prospectus pertaining to the offer and sale of the Capital Securities, which forms a part of, and is incorporated by reference to, the Registration Statement.

  2. Certificate of Trust of Capital XI (incorporated by reference to Exhibit
     4.3 to the Registration Statement).

  3. Form of Amended and Restated Trust Agreement among J.P. Morgan Chase, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee and the Administrative Trustees named therein (incorporated by reference to Exhibit 4.6 to the Registration Statement).

  4. Form of Capital Security (included as Exhibit D to Exhibit 4.6 to the Registration Statement and incorporated by reference to such Exhibit).

  5. Form of Guarantee Agreement between J.P. Morgan Chase, as Guarantor, and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4.8 to the Registration Statement).

  6. Junior Subordinated Indenture, dated as of December 1, 1996, between J.P. Morgan Chase and The Bank of New York, as Debenture Trustee (incorporated by reference to Exhibit 4.24 to the Registration Statement on Form S-3 (File No. 333-19719) of J. P. Morgan Chase).



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     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Capital XI and J.P. Morgan Chase have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.



DATED:  June 6, 2003

                                      J.P. MORGAN CHASE CAPITAL XI

                                      By: J.P. Morgan Chase & Co., as Depositor


                                      By: /s/ David B. Edelson
                                          -------------------------------------
                                          Name:  David B. Edelson
                                          Title: Executive Vice President



                                      J.P. MORGAN CHASE & CO.


                                      By: /s/ David B. Edelson
                                          -------------------------------------
                                          Name:  David B. Edelson
                                          Title: Executive Vice President




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